SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

Item 8.01	Other Information

KCP&L, a wholly-owned subsidiary of Great Plains Energy, filed a request with the Missouri Public Service Commission (MPSC) on February 1, 2006, to increase rates for customers served in Missouri. The request seeks an annual rate increase of $55.8 million, or 11.5%. The amount of the request is based, among other things, on a return on equity of 11.5% and an adjusted equity ratio of 53.8%. KCP&L’s filing is based on a measurement period (test year) of 2005. The stipulation and agreement (Stipulation) approved by the MPSC (filed as Exhibit 10.2 to Form 10-Q for the quarter ended March 31, 2005) provides that the test year information will be updated for known and measurable changes as of June 30, 2006, with a true-up for known and measurable changes through September 30, 2006.

On August 8, 2006, MPSC Staff filed its case regarding KCP&L’s rate request. In its filing, the Staff asserts that KCP&L’s annual revenues should be decreased by between $4.3 million and $5.1 million, before adjustments resulting from the September 30, 2006, true-up of test year information. Staff’s filing assumes that adjustments resulting from this true-up will increase revenue requirements by $20.0 million, resulting in a net required increase in annual revenues of between $14.9 million and $15.7 million (approximately 3%); however, the actual amount of the adjustments will not be known until after the true-up is completed and may be materially different than the Staff’s assumption. Staff’s case also reflects approximately $75.2 million in additional amortization expense, which Staff asserts will maintain certain KCP&L credit ratios at investment-grade levels as provided for in the Stipulation. Staff’s filing is based on a return on equity range of 9.32% to 9.42% and a Great Plains Energy equity ratio of approximately 51% as of December 31, 2005.

Several other parties filed testimony on certain discrete issues, including return on equity and wholesale sales. The public versions of testimony filed by parties in this proceeding are available through KCP&L’s website at www.kcpl.com/cea.html. Information contained in KCP&L’s web site is not incorporated herein.

Rebuttal testimony and surrebuttal testimony is scheduled to be filed on September 8 and October 6, 2006, respectively. Evidentiary hearings are scheduled to begin October 16. The MPSC is expected to rule on KCP&L’s request by December 2006, with any approved rate changes taking effect on January 1, 2007. It is possible that the MPSC will authorize a lower rate increase than what KCP&L has requested, or no increase or a rate reduction. Management cannot predict or provide any assurances regarding the outcome of these proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Lori A. Wright

Lori A. Wright
Controller

KANSAS CITY POWER & LIGHT COMPANY

/s/Lori A. Wright

Lori A. Wright
Controller

Date: August 9, 2006